[Letterhead of Citigroup]	Exhibit 10.15

June 30, 2007

Altis Partners Limited

AIB House

Greenville Street

St. Heller, Jersey

Channel Islands JE 4 9WN

Attention: Mr. Stephen Hedgecock

Re:	Management Agreement Renewals

Dear Mr. Hedgecock:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2008 and all other provisions of the Management Agreements will remain unchanged.

•	CTA Capital LLC
•	Salomon Smith Barney Global Diversified Futures Fund L.P.
•	Citigroup Emerging CTA Portfolio L.P.
•	CMF Altis Partners Master Fund L.P.
•	CMF Institutional Futures Portfolio L.P.
•	Citigroup Global Futures Fund Ltd.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC
By:	/s/ Jennifer Magro
Jennifer Magro Chief Financial Officer & Director

By:	/s/ S. Hedgecock
Print Name:	S. Hedgecock, Principal, Altis Partners (Jersey) Limited

JM/sr